SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                             FORELAND CORPORATION

                (Name of Registrant as Specified In Its Charter)


          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
      Item 22(a)(2) of Schedule 14A.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)    Proposed maximum aggregate value of transaction:

   5)    Total fee paid:


[   ]Fee paid previously by written preliminary materials.
[   ]Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
   2)    Form, Schedule, or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

                              FORELAND CORPORATION
                          12596 WEST BAYAUD, SUITE 300
                         LAKEWOOD, COLORADO  80228-2019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 1998

TO THE SHAREHOLDERS OF FORELAND CORPORATION:

     The 1998 annual meeting of the shareholders (the "Annual Meeting") of Foreland Corporation (the "Company") will be held at the Top of the Rockies, 555 17th Street Suite 3800, Denver, Colorado, on June 23, 1998. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

     1. To elect five directors to serve until the expiration of their respective terms and until respective successors are elected and qualified;
     2. To approve the grant of options to the executive officers and directors of the Company;
     3. To approve of the grant of options to recently appointed directors of the Company; and
     4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 8,524,921 SHARES OF THE COMPANY'S COMMON STOCK, EACH ENTITLED TO CAST ONE VOTE, AND THE 614,243 SHARES OF VOTING PREFERRED STOCK, ENTITLED TO CAST AN AGGREGATE OF 204,748 VOTES, ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON MAY 1, 1998 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

      HOLDERS OF AT LEAST ONE-THIRD OF THE VOTING SHARES OUTSTANDING ON THE RECORD DATE MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. SHAREHOLDERS ARE ENCOURAGED TO EXECUTE AND DELIVER A PROXY EVEN IF THEY PLAN TO ATTEND THE ANNUAL MEETING.

                                         FORELAND CORPORATION
                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Don W. Treece, Secretary
Lakewood, Colorado
DATED: April 30, 1998



                                   IMPORTANT
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                SPECIAL REQUEST
IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                              FORELAND CORPORATION
                          12596 WEST BAYAUD, SUITE 300
                         LAKEWOOD, COLORADO  80228-2019

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of Foreland Corporation (the "Company"), to be voted at the annual meeting of shareholders to be held at the Top of the Rockies, 555 17th Street Suite 3800, Denver, Colorado, on June 23, 1998, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted:

     1. FOR the election of five directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;
     2. FOR approval of the grant of options to executive officers and directors of the Company;
     3. FOR approval of the grant of options to recently appointed directors of the Company; and
     4. IN accordance with the best judgment of the persons acting under the proxies on the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations as set forth above.

      The entire expense of this proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This statement and form of proxy are being first mailed to shareholders on or about May 26, 1998.

     Only holders of the Company's 8,524,921 shares of common stock, par value $0.001 (the "Common Stock"), and the 614,243 share of voting preferred stock, consisting of 40,000 shares of 1991 Series Convertible Preferred Stock, 153,140 shares of 1994 Series Convertible Preferred Stock, and 421,103 shares of 1995 Series Preferred Stock, issued and outstanding as of the close of business on May 1, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. The holders of the Common Stock, the 1991 Series Convertible Preferred Stock, the 1994 Series Convertible Preferred Stock and the 1995 Series Preferred Stock vote together as a single class (collectively referred to herein as "Shares"). Each share of Common Stock is entitled to one vote. Each series of voting preferred stock is convertible into Common Stock at the rate of one share of Common Stock for each three shares of preferred stock, for an aggregate of 204,748 shares of Common Stock issuable on conversion. Holders of voting preferred stock are entitled to one vote for each share of Common Stock that would be received on conversion. Holders of Shares having at least one-third of the 8,729,669 votes entitled to be cast at the Annual Meeting and outstanding on the Record Date must be represented either in person or by proxy at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies, as well as Shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's articles of incorporation and bylaws, the election of directors requires a vote by a plurality of the Shares present either in person or represented by proxy at the Annual Meeting. All other matters except certain specified extraordinary matters are considered approved by the shareholders if approved by at least a majority of the Shares present at a meeting of the shareholders at which a quorum is present. Therefore, abstentions and broker non-votes will have the same legal effect as a vote against matters other than the election of directors. Abstentions and broker non-votes will not be counted for the election of directors.

     Officers and directors holding an aggregate of 144,054 shares of Common Stock, or approximately 1.7% of the issued and outstanding Shares entitled to vote, have indicated their intent to vote in favor of all proposals.



-------------------------------------------------------------------------------

                           1.  ELECTION OF DIRECTORS

-------------------------------------------------------------------------------

GENERAL

      The Company's articles of incorporation provide that the board of directors shall be elected at the annual meeting of the shareholders of the Company. The board of directors has nominated Grant Steele, N. Thomas Steele, Bruce C. Decker, Lee B. Van Ramshorst, and Robert D. Gershen for election as directors. In connection with the appointment of Messrs. Van Ramshorst and Gershen to the board of directors in early 1998, the directors adopted an amendment to the bylaws of the Company to divide the board of directors into three classes as nearly equal in size as possible. The term of office of each director is three years and until such director's successor is elected and qualified. In order to provide for three classes, the nominees, if elected, will serve as directors for the following terms: Grant Steele and Lee B. Van Ramshorst will serve until the 1999 annual meeting; Bruce C. Decker and Robert
D. Gershen will serve until the 2000 annual meeting; and N. Thomas Steele will serve until the 2001 annual meeting.

      It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. In the event that any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the board of directors. Biographical information follows for each person nominated. The officers of the Corporation are elected at the annual meeting of the board of directors to hold office at the pleasure of the board of directors. The information concerning the nominees and directors and their security holdings has been furnished by them to the Company. (See "Principal Shareholders" below.)


DIRECTORS

     The following table sets forth the name, age, term of directorship, and principal business experience of each director of the Company who has served in such position since the Company's last fiscal year. Each such individual is a nominee being considered for election at the Annual Meeting.

                     DIRECTOR        BUSINESS EXPERIENCE DURING PAST
     NAME        AGE   SINCE         FIVE YEARS AND OTHER INFORMATION


Grant Steele*    73    1985   Co-founder and chairman.  Executive officer
                              and chairman of the Company since
                              organization in 1985.  Employed by Gulf Oil
                              Corporation from 1953 to 1983.  From 1973 to
                              1980, Chief Geologist U.S. for Gulf Oil.
                              Graduated from the University of Utah, Salt
                              Lake City, Utah, in 1949 with bachelor of science degree. Earned his doctorate in geology from the University of Washington in 1959. Certified professional geologist and an active member of the American Association of Petroleum Geologists (awarded a distinguished service award in 1984), the Houston Geological Society, and the Society of Economic Paleontologists and
                              Mineralogists.

N. Thomas        53    1985   Co-founder and president.  Officer and
Steele*                       director of the Company since organization in
                              1985. Elected president in May 1996. Prior to joining the Company in 1985, president of Magnum Resources, Inc., Ogden, Utah, a company engaged in mineral exploration in Nevada and Utah.

Bruce C. Decker  46    1994   Officer and director of the Company since
                              1994.  Officer of the Krutex Energy
                              Corporation from 1983 through acquisition by the Company in 1989. Received bachelor's degree in finance and management from the University of Utah in 1973.

Lee B. Van       58    1998   Has over thirty years of experience in the
Ramshorst                     oil and gas industry.  Has held various
                              positions at Amoco Production Company, Texas
                              Oil & Gas Corp., Inexco Oil Company, and
                              Plains Petroleum Operating Company. Received
                              Engineering bachelor's degree from University
                              of Missouri-Rolla and master's in Management
                              Science from Texas Christian University.
                              During last ten years at Plains, held
                              positions from Vice President, Production and
                              Engineering to Senior Vice President,
                              Operations and Business Development.
                              Instrumental in structuring the joint venture
                              between Foreland and Plains in 1995.
Robert D.        44    1998   Founder and president of Associated Energy
Gershen                       Managers, Inc., an investment management
                              firm. Associated Energy Managers specializes in opportunistic oil and gas investing through financing the growth and development of small independent energy companies.

     *      Grant Steele is the uncle of N. Thomas Steele.

SIGNIFICANT EMPLOYEES

     Don W. Treece Secretary and controller of the Company. Mr. Treece is responsible for the internal and external financial accounting and reporting requirements of the Company and prepares and coordinates the review and filing of the quarterly and year-end reports required by the Securities and Exchange Commission. Additionally, he is reponsible for coordinating the Company's audit with its auditors. Mr. Treece's previous experience includes public company reporting, financial accounting, tax, and treasury functions. He has over 18 years of oil and gas accounting experience, and over 25 years of financial accounting experience. Mr. Treece received B.B.A. in Accounting from Southwest Texas State University

     Jerry Hansen. Mr. Hansen, who joined the Company in 1986, is senior structural geologist for the Company with primary responsibility for generating and developing exploration proposals and drilling prospects. He has 13 years of oil and gas experience focused on prospect generation and evaluation in the Powder River Basin, Gulf Coast, and primarily, in Nevada. He graduated with degrees in geology from the University of Colorado in 1973 and the University of Arizona in 1982. As senior structural geologist, Mr. Hansen's primary responsibility is in the generation and development of drillable prospects, from inception to actual wellsite operations.

     Carl Schaftenaar. Mr. Schaftenaar, who joined the Company in 1993, has been a geophysicist and geologist in the oil industry for 13 years. He holds a bachelor's degree in geology from Hope College, Holland, Michigan, and a master of science degree in geophysics from Texas A&M University. Mr. Schaftenaar worked for Chevron USA on exploration and development projects in Nevada and the Rocky Mountain area from 1982 to 1992. As senior geophysicist, Mr. Schaftenaar is responsible for the acquisition and analysis of proprietary two- and three-dimension seismic programs for the Company.

     David T. Greene. David T. Greene, who joined the Company in 1995, is a petroleum engineer with 18 years oil and gas experience. He holds a bachelor's degree in earth science from the University of California at Santa Cruz and a masters degree in petroleum engineering from Stanford University. Mr. Greene has worked at Amoco Production Co. as Staff Petroleum Engineer, for Pacific Enterprises Oil Company. as Division Engineering Manager, and for Plains Petroleum Operating Co. as Senior Exploitation Engineer. Mr. Greene has experience in the Rocky Mountain, Mid-Continent, Gulf Coast, and Offshore Gulf of Mexico areas, especially in evaluation, design, and implementation of secondary and tertiary recovery projects, especially relating to heavy oil and tight reservoirs. Mr. Greene is responsible for providing engineering and field supervision support of the Company's Eagle Springs Field drilling and development program and for overall Nevada exploitation.

     Fred Merian. Mr. Merian, who joined the Company in 1997, is Manager of Corporate Development for the Company. He has 19 years of oil and gas experience and has held engineering, managerial and executive positions with Amoco Production Company, Tenneco Oil Company, Union Pacific Resources Corporation (Champlin) and recently as President-COO of Vessels Oil and Gas Company. Mr. Merian has had direct finance and operational responsibilities for integrated oil and gas project development in most western states of the United States. Mr. Merian's technical knowledge coupled with finance and M&A experience has enhanced the Company's corporate development opportunities. Mr. Merian graduated with a degree in Geological Engineering from the University of Missouri-Rolla in 1978.

BOARD MEETINGS AND COMMITTEES

     The board of directors had four formal meetings during 1997. The directors discussed the business and affairs of the Company informally on several occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. The Company had no audit or compensation committees during 1997.

     In January 1998, the board appointed Messrs. G. Steele, Decker and Van Ramshorst to the newly formed compensation committee. The compensation committee is to consist of three directors as selected by the action of the entire board of directors. The compensation committee has the responsibility of reviewing and recommending compensation of executive officers and other executive level personnel, counseling the chief executive officer respecting compensation matters, supporting a suitable employment environment, and developing and administering the Company's stock option and award plans for executive officers and other employees.

     In January 1998, the board also appointed Messrs. T. Steele, Van Ramshorst, and Gershen to the newly formed audit committee. The audit committee is to consist of three directors as selected by the action of the entire board of directors. The audit committee recommends the selection of the Company's independent auditors, reviews financial reports and audit results respecting accounting practices and procedures, reviews procedures for preparation and release of unaudited interim financial information, and reviews all related party transactions and potential conflict of interest situations.

VOTE REQUIRED

     Directors are elected by the affirmative vote of the holders of a plurality of the Shares voted at the Annual Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF MANAGEMENT SET FORTH HEREIN AS DIRECTORS OF THE COMPANY, TO SERVE IN SUCH CAPACITIES UNTIL THE EXPIRATION OF THEIR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of forms 3, 4, and 5, and amendments thereto, furnished to the Company during or respecting its last fiscal year, no director, officer, beneficial owner of more than 10% of any class of equity securities of the Company or any other person known to be subject to Section 16 of the Exchange Act, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act for the last fiscal year, except that Grant Steele failed to report two October transactions respecting the sale of an aggregate of 4,000 shares.

EXECUTIVE COMPENSATION

   Summary Compensation

      The following table sets forth for each of the last three fiscal years the annual and long term compensation earned by, awarded to, or paid to the chief executive officer of the Company and Bruce C. Decker, the only other executive officer who received total annual salary and bonuses in excess of $100,000 for all services rendered in all capacities to the Company and its subsidiaries during the last fiscal year (the "Named Executive Officers").

                                                       LONG TERM COMPENSATION
                                                  --------------------------------
                           ANNUAL COMPENSATION            AWARDS           PAYOUTS
                 -------------------------------  ----------------------- -----------------
      (A)         (B)     (C)     (D)     (E)        (F)          (G)       (H)       (I)
                                         OTHER                SECURITIES
                                         ANNUAL   RESTRICTED  UNDERLYING   AWARD   ALL OTHER
                  YEAR                  COMPEN-     STOCK      OPTIONS/     PLAN    COMPEN-
NAME AND         ENDED   SALARY  BONUS   SATION    AWARD(S)      SARS     PAYOUTS    SATION
PRINCIPAL       DEC. 31   ($)     ($)      ($)       ($)          (#)       ($)       ($)
POSITION
---------------  ------- ------- ------- --------  --------- ----------- --------- ----------
N. Thomas Steele  1997   129,800 23,884   24,000     --      300,000/--   --         --
President (CEO)   1996   104,320     --   10,000     --      200,000/--   --      37,500
                  1995    80,400     --       --     --         --/--     --         --

Bruce C. Decker   1997   119,000 10,836   24,000     --      300,000/--   --         --
                  1996    88,958     --   10,000     --      200,000/--   --         --
                  1995    72,000     --       --     --          --       --         --


   Option/SAR Grants in Last Fiscal Year

     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to Named Executive Officers of the Company.

                                                               POTENTIAL REALIZED
                                                                VALUE AT ASSUMED
                      INDIVIDUAL GRANTS                          ANNUAL RATES OF
                                                               STOCK APPRECIATION
                                                                       FOR
                                                                 OPTION TERM (1)
 ------------------------------------------------------------ --------------------
      (A)            (B)          (C)         (D)      (E)                 (H)
                               % OF TOTAL
                  NUMBER OF   OPTIONS/SARS
                  SECURITIES   GRANTED TO  EXERCISE
                  UNDERLYING   EMPLOYEES    OR BASE
                 OPTIONS/SARS    DURING      PRICE  EXPIRATION   (G)
      NAME       GRANTED (#)  FISCAL YEAR  ($/SHARE)   DATE     5%($)     10%($)
-------------   ------------  ----------- --------- --------- -------  ---------
N. Thomas        200,000(1)/--   20.4%     $2.50      9/2/10  351,440  1,029,372
Steele,
President (CEO)  100,000(2)/--   10.2%      4.00      9/2/07   (4,912)   259,070

Bruce C. Decker  200,000(1)/--   20.4%      2.50      9/2/10  351,440  1,029,372
                 100,000(2)/--   10.2%      4.00      9/2/07   (4,912)   259,070

(1) Based on the closing sales price on Nasdaq for the Common Stock of $2.31 on September 2, 1997, on the date of grant.
(2) Options were immediately exercisable to purchase 50,000 shares and vest to purchase an additional 50,000 shares at the next three anniversaries of the date of grant. The options expire in increments ten years from the date of vesting. On a change in control of the Company, the optionee is entitled to payment in an amount equal to the unexercised options times the fair market value of the options.
(3) Options were immediately exercisable to purchase 25,000 shares and vest to purchase an additional 25,000 shares at the next three anniversaries of the date of grant. The options expire ten years from the date of grant. On a change in control of the Company, the optionee is entitled to payment in an amount equal to the unexercised options times the fair market value of the options.


Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

      The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers of the Company and the fiscal year end values of unexercised options and SARs.

      (A)           (B)          (C)            (D)              (E)
                                             NUMBER OF
                                             SECURITIES        VALUE OF
                                             UNDERLYING      UNEXERCISED
                                            UNEXERCISED      IN-THE-MONEY
                  SHARES                  OPTIONS/SARS AT  OPTIONS/SARS AT
                ACQUIRED ON                  FY END (#)       FY END ($)
                 EXERCISE  VALUE REALIZED   EXERCISABLE/     EXERCISABLE/
      NAME          (#)          ($)      UNEXERCISABLE(1) UNEXERCISABLE(2)
------------    ---------  -------------  ---------------  ----------------

N. Thomas           --           --       249,000/225,500  $78,447/$231,975
Steele,
President (CEO)

Bruce C. Decker     --           --       175,000/225,000   77,325/231,975



(1) For a complete description of the terms of options held by the Name Executive Officers, see "Principal Shareholders" below.
(2) Based on the closing sales price on Nasdaq for the Common Stock of $4.031 on December 31, 1997.

EMPLOYMENT AGREEMENTS

     Effective September 2, 1997, the Company entered into new executive employment agreements with its executive officers in order to provide a prospective lender assurances that key management personnel would have a strong incentive to remain in their positions during the term of the loan. Under the agreements, Grant Steele, N. Thomas Steele, and Bruce C. Decker will be compensated at annual salaries of $72,000, $125,000, and $119,000, respectively, with increases to be determined by the board of directors, provided that on each anniversary the amount is increased by the percentage increase, if any, in the Consumer Price Index of all Urban Consumers for the year end preceding such anniversary date. The agreement with Grant Steele provides that $54,000 of his annual salary shall be accrued and paid only toward the exercise of stock options held by him. The agreements for N. Thomas Steele and Bruce C. Decker provide for a $48,000 increase in each such executive officer's annual salary at such time as the Company achieves sustained net oil production of at least 1,000 barrels per day for any calendar month. Each such employment agreement is for a 36-month term and is automatically renewed each month for a new 36-month term. The employment agreements contain covenants not to compete for two years after termination of employment, restrictions on the disclosure of confidential information, provisions for reimbursement of expenses and payment of major medical insurance coverage, and an agreement of the Company to register securities of the Company held by such persons at the request of the employees.

     These agreements provide for the grant to each executive of ten-year options to purchase 200,000 shares of Common Stock (50,000 shares in the case of Grant Steele) at a price of $2.50 per share and options to purchase 100,000 shares at an exercise price of $4.00 per share. All of such options were immediately vested to purchase 25% of the covered shares and vest in equal increments on the next three successive anniversary dates. In the event of termination of employment resulting from a change in control not approved by the board of directors, each executive will receive payment, in cash or Common Stock, at the executive's option, in an amount equal to the executive's base salary for the remaining term of his respective employment agreement plus any incentive compensation previously earned. In addition, all options held by the executive shall immediately become vested and exercisable and the executive shall receive payment equal to the fair market value of the options granted under the employment agreement times the number of unexercised options in consideration of the cancellation of such options.

DIRECTORS' COMPENSATION

     The board has approved the payment of $2,000 per month to each of the Company's directors who are also employees of the Company. In connection with the appointment of two new directors in January 1998, the board of directors has also adopted a stock option plan to compensate those directors who are not employees. Under this plan, Messrs. Van Ramshorst and Gershen have each been granted options to purchase an aggregate of 45,000 shares of Common Stock at an exercise price of $5.00 per share. Such options were vested to purchase 5,000 shares on appointment and vest to purchase an additional 10,000 shares if the individual is elected to serve as a director at the Annual Meeting. Thereafter, each director's options will vest to purchase an additional 10,000 shares at the next three anniversaries of election at the Annual Meeting, provided that such individual is continuing to serve as a director. In connection with the requirements of Nasdaq, these options are being submitted to the shareholders for their approval, as discussed below under "3. APPROVAL OF DIRECTOR OPTIONS."

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The articles of incorporation of the Company limit or eliminate the personal liability of directors for damages for breaches of their fiduciary duty, unless the director has engaged in intentional misconduct, fraud, or a knowing violation of law, or paid a dividend in violation of the Nevada Revised Statutes.

     The Company's articles of incorporation and bylaws further provide for the indemnification of officers and directors for certain civil liabilities, including liabilities arising under the Securities Act, unless such person is adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. In the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


PRINCIPAL SHAREHOLDERS


     The following table sets forth, as of May 1, 1998, the outstanding Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's shares of Common Stock issued and outstanding, and the name and share holdings of each director and all of the executive officers and directors as a group:

                                                                  PERCENTAGE
                                 NATURE OF     NUMBER OF COMMON       OF
  NAME OF BENEFICIAL OWNER       OWNERSHIP     SHARES OWNED(1)   OWNERSHIP(2)
---------------------------  --------------   -----------------  ------------
DIRECTORS AND PRINCIPAL
SHAREHOLDERS

   Grant Steele               Common Stock        78,832(3)         0.9%
                              Options            183,333(4)(8)      3.2
                                               ---------
                              Total              262,165            4.1

   N. Thomas Steele           Common Stock        50,888(8)         0.6%
                              Options            474,000(5)(8)      5.3
                                               ---------
                              Total              524,888            5.8

   Bruce C. Decker            Common Stock        13,334            0.2%
                              Options            400,000(6)(8)      4.6
                                               ---------
                              Total              413,334            4.8

   Lee B. Van Ramshorst       Common Stock         1,000            0.0%
                              Options                  0(8)         0.0
                                               ---------
                              Total                1,000            0.0

   Robert D. Gershen          Common Stock             0            0.0%
                              Warrants         1,000,000(7)        10.5
                              Options                  0(8)
                                               ---------
                              Total            1,000,000           10.5

ALL EXECUTIVE OFFICERS AND
DIRECTORS AS A
GROUP (6 PERSONS)             Common Stock       144,721            1.7%
                              Options          1,064,999           11.1
                              Warrants         1,000,000           10.5
                                               ---------
                              Total            2,209,720           20.9
                                               =========

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. The address of all such persons for purposes of this table is deemed to be the address of the Company.
(2) Calculations of total percentages of shares outstanding for each individual assumes the exercise of all options held by that individual to which the percentage relates, including options subject to vesting provisions. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all options held by the indicated group.
(3) Includes 33,333 shares held in trust, over which Dr. Steele exercises sole investment, voting, and dispositive power.
(4) Consists of options to acquire 33,333 shares of Common Stock at an exercise price of $4.50 per share at any time prior to December 31, 2002, options vesting incrementally to acquire an aggregate of 50,000 shares at $2.50 per share expiring incrementally through September 2, 2010, and options vesting incrementally to acquire an aggregate of 100,000 shares at $4.00 per share expiring September 2, 2007. The options to acquire 33,333 shares at $4.50 per share contain a provision that, on exercise, the holder is granted a new option covering the number of shares for which the prior option was exercised, with the exercise price of the new option fixed at the then fair market value of the Common Stock.
(5) Consists of options to acquire 38,889 shares of Common Stock at an exercise price of $4.50 per share at any time prior to December 31, 2002, options to acquire 11,111 shares at an exercise price of $3.93 per share at any time prior to December 31, 2002, options to acquire 24,000 shares at $4.50 per share at any time prior to May 19, 2003, options to acquire an aggregate of 100,000 shares at an exercise price of $5.00 per share expiring incrementally through September 1, 2006, options vesting incrementally to acquire an aggregate of 200,000 shares at $2.50 per share expiring incrementally through September 2, 2010, and options vesting incrementally to acquire an aggregate of 100,000 shares at $4.00 per share expiring September 2, 2007. The options to acquire 38,889 shares at $4.50 per share contain a provision that, on exercise, the holder is granted a new option covering the number of shares for which the prior option was exercised, with the exercise price of the new option fixed at the then fair market value of the Common Stock.
(6) Consists of options to acquire an aggregate of 100,000 shares at $5.00 per share expiring incrementally through September 1, 2006, options vesting incrementally to acquire an aggregate of 200,000 shares at $2.50 per share expiring incrementally through September 2, 2010, and options vesting to acquire an aggregate of 100,000 shares at $4.00 per share expiring September 2, 2007.
(7) Consists of warrants to purchase 750,000 shares at $6.00 per share and 250,000 shares at $10.00 per share through January 6, 2003. These warrants are held by Energy Income Fund, L.P. Mr. Gershen is the managing director of EIF General Partner, L.L.C., its general partner.
(8) Does not include options to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share at any time through July 18, 2001, granted to each of Grant Steele, N. Thomas Steele, and Bruce C. Decker or options to purchase 45,000 shares of Common Stock at an exercise price of $5.00 per share granted to each of Lee B. Van Ramshorst and Robert D. Gershen. All of such options are subject to stockholder approval, as discussed below under "2. APPROVAL OF EXECUTIVE OPTIONS" and
     "3.  APPROVAL OF DIRECTOR OPTIONS."



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

   Salary Deferrals and Waivers; Officer and Director Notes Payable

     The Company owed $333,866 in salaries and interest to two current officers and directors and a former officer and director at December 31, 1997. The Company also had outstanding loans from a current officer and director and two former officers and directors in the amount of $311,758 as of such date.

     The September 1997 principal and interest installment due on officer and director notes delivered in September 1994 as payment for option exercises was extended 90 days, due to issues raised by potential third party sources of financing respecting the lack of management's adequate equity stake in the Company. Subsequent to September 30, 1997, each of N. Thomas Steele and Kenneth Ransom satisfied their obligation to pay $238,900, and Grant Steele satisfied his obligation to pay $213,600, in principal and accrued interest on such notes by the delivery of 41,692 shares of Common Stock at a value of $4.75 per share, the approximate market price of such Common Stock on the date of delivery, and canceling options to purchase 66,667 shares at $6.375. Similarly, Bruce C. Decker satisfied an obligation for $43,600 in principal and interest due on a note for the purchase of stock on the exercise of options by delivering 5,158 shares of Common Stock and options to purchase 8,333 shares at $6.375. In connection with these transactions, the Company agreed to pay an aggregate of $67,400 to fund the related tax obligation from the foregoing.

     During 1997, the Company extended for five years the expiration date of options with a current expiration date of December 1997 or May 1998 as follows:
N. Thomas Steele, options to purchase 62,889 shares at $4.50 and 11,111 shares at $3.93; and Grant Steele, options to purchase 33,333 shares at $4.50.

     Effective October 23, 1997, Kenneth L. Ransom assumed the position of senior geological advisor through December 31, 1998, at an annual salary of $90,000 and resigned as an officer and director.



--------------------------------------------------------------------------------

                       2.  APPROVAL OF EXECUTIVE OPTIONS

-------------------------------------------------------------------------------

     As discussed above, the board of directors believes that it is important that the Company continue its policy of providing that employees have the opportunity to acquire an equity interest in the Company in order that they may benefit from their effort on behalf of the Company. At present, the executive officers and directors of the Company hold only 144,054 shares of Common Stock, or 1.7% of the outstanding Common Stock.

     In July 1996, in recognition of the completion of certain funding, the Company granted to each of Grant Steele, N. Thomas Steele, Kenneth L. Ransom, and Bruce C. Decker five-year options to purchase 100,000 shares of Common Stock ("Executive Options"), subject to approval by the Company's shareholders. The options are exercisable at an exercise price of $4.00 per share, the approximate market price of the Common Stock on the date of grant, by delivering cash, a promissory note, or shares of Common Stock already owned. These options provide that, in the event of termination of employment resulting from a change in control not approved by the board of directors, each executive will receive payment equal to the fair market value of the options times the number of unexercised options in consideration of the cancellation of such options. None of such options has been exercised. The options were submitted for approval at the 1997 annual meeting, but did not receive the requisite votes. These options are being submitted for consideration at the Annual Meeting.

FEDERAL TAX CONSEQUENCES

     The options are nonqualified. The optionees will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of $4.00 will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired will be the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the shares.

     If an optionee exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

VOTE REQUIRED

     Approval of the Executive Options requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the Executive Options.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE OPTIONS. IT IS INTENDED THAT, IN THE ABSENCE OF CONTRARY SPECIFICATIONS, VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXIES FOR THE APPROVAL OF THE EXECUTIVE OPTIONS.


-------------------------------------------------------------------------------

                        3.  APPROVAL OF DIRECTOR OPTIONS

-------------------------------------------------------------------------------


     As discussed above, the board of directors, on appointing Messrs. Van Ramshorst and Gershen to serve as directors, adopted a stock option plan to compensate those directors who are not employees. Under this plan, Messrs. Van Ramshorst and Gershen have each been granted options (the "Director Options") to purchase an aggregate of 45,000 shares of Common Stock at an exercise price of $5.00 per share. Such options were immediately vested to purchase 5,000 shares on appointment and vest to purchase an additional 10,000 shares if the individual is elected to serve as a director at the Annual Meeting. Thereafter, each such director's options will vest to purchase an additional 10,000 shares at the next three anniversaries of election at the Annual Meeting, provided that such individual is continuing to serve as a director. The Director Options are nonqualified and have the same income tax implications as the Director Options discussed above. In connection with the requirements of Nasdaq, the Director Options are being submitted to their shareholders for their approval.

VOTE REQUIRED

     Approval of the Director Options requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the Executive Options.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTOR OPTIONS. IT IS INTENDED THAT, IN THE ABSENCE OF CONTRARY SPECIFICATIONS, VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXIES FOR THE APPROVAL OF THE DIRECTOR OPTIONS.




                         INDEPENDENT PUBLIC ACCOUNTANTS



      The selection of the Company's auditors will not be submitted to the shareholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of Hein + Associates LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.



                             SHAREHOLDER PROPOSALS


      No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of shareholders will be held during June 1999. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1999 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than February 1, 1999, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                                 OTHER MATTERS


     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

                              By Order of the board of directors

                              FORELAND CORPORATION



                              /s/ Don W. Treece, Secretary



Lakewood, Colorado
April 30, 1998

                                     PROXY
                              FORELAND CORPORATION

ANNUAL MEETING OF THE SHAREHOLDERS OF       (THIS PROXY IS SOLICITED ON BEHALF
FORELAND CORPORATION ON JUNE 23, 1998               OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints N. Thomas Steele and Bruce C. Decker, and each of them, proxies, with full power of substitution, to vote the voting shares of FORELAND CORPORATION (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the Top of the Rockies, 555 17th Street Suite 3800, Denver, Colorado, on June 23, 1998, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

      To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box(es) marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

      The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

     1. To elect each of the following nominees to serve as a director for a term expiring at the Annual Meeting of the shareholders for the year indicated next to the nominee's name and, in each case, until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name.

                   GRANT STEELE (1999)         LEE B. VAN RAMSHORST (1999)
                  BRUCE C. DECKER (2000)         ROBERT D. GERSHEN (2000)
                                N. THOMAS STEELE (2001)

     2. To approve the grant of options to executive officers and directors of the Company.
                 FOR  o     AGAINST  o    WITHHOLD AUTHORITY  o

     3. To approve the grant of options to recently appointed directors of the Company.
                 FOR  o     AGAINST  o    WITHHOLD AUTHORITY  o

     4. To transact such other business as may properly come before the Annual Meeting.

                 FOR  o     AGAINST  o    WITHHOLD AUTHORITY  o

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF
THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR
SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                                    Number of Shares Held of Record



Signature                                 Signature (if held jointly)

PLEASE MARK, SIGN, DATE, AND              ATLAS STOCK TRANSFER CORPORATION
RETURN PROMPTLY, USING THE                5899 SOUTH STATE STREET
ENCLOSED ENVELOPE, TO:                    MURRAY, UTAH 84107